UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 11, 2005

Mercury Interactive Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-22350	77-0224776
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

379 North Whisman Road, Mountain View, California 94043

(Address of Principal Executive Offices)

(Registrant’s Telephone Number, Including Area Code)

(650) 603-5200

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 241.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On November 17, 2005, Mercury Interactive Corporation (the “Company”) issued a press release, attached to this Current Report on Form 8-K as Exhibit 99.1, reporting that, as expected, on November 11, 2005, the Company received an additional letter from The NASDAQ National Market stating that the Company has failed to timely file its Form 10-Q for the period ended September 30, 2005 and, therefore, is not in compliance with NASDAQ Marketplace Rule 4310(c)(14). NASDAQ Marketplace Rule 4310(c)(14) requires the Company to make, on a timely basis, all filings with the Securities and Exchange Commission, as required by the Securities Exchange Act of 1934, as amended.

As previously disclosed on August 12, 2005, NASDAQ initially informed the Company that its common stock was subject to delisting because the Company failed to timely file its Form 10-Q for the period ended June 30, 2005, unless the Company requested a hearing in accordance with applicable NASDAQ Marketplace rules. Also as previously disclosed, the Company requested and was granted a hearing with the NASDAQ Listing Qualifications Panel (the “Panel”) which subsequently granted a conditional extension to the Company’s request for continued listing on The NASDAQ National Market until November 30, 2005 for the Company to make its requisite filings. This extension granted by the Panel expressly contemplated the delayed filing of the Form 10-Q for the period ended September 30, 2005.

The Company has submitted a revised plan of compliance to the Panel, requesting a further extension from the Panel in which to file its Forms 10-Q for the periods ended June 30, 2005 and September 30, 2005, and all required restated and other financial statements for previous periods. As announced on November 2, 2005, as part of its continuing investigation, the Company’s Special Committee has made certain determinations regarding stock option matters and certain loans to officers. While the Company has made significant progress to date in the restatement of its financial statements to address these matters, the Company will need additional time to determine, among other things, the tax and accounting consequences of these issues and to complete the required SEC filings and restatements. The Company does not believe that the determinations made by the Special Committee will have an impact on its historical revenues, cash position or non-stock option related operating expenses.

On November 15, 2005 Mercury notified the Panel that it would be unable to meet the November 30 extension and requested a further extension. The Panel has not yet rendered its decision on the Company’s request for continued listing of the Company’s common stock. The Company’s securities will continue to trade on The NASDAQ National Market under the symbol “MERQE” pending a decision by the Panel.

There can be no assurance that the Panel will provide the Company with any additional extensions beyond November 30, 2005. If the Company is not granted an extension of time to file its reports, or fails to file its reports prior to any additional deadline, the Company would be subject to delisting.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

99.1	Press release date November 17, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2005	MERCURY INTERACTIVE CORPORATION

	By:	/s/ David J. Murphy
	Name:	David J. Murphy
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated November 17, 2005